EXHIBIT 10.1.16

CONSENT AND RELEASE

THIS CONSENT AND RELEASE (this “Agreement”) dated as of August 22, 2003 is entered into among SMTC Corporation (“Holdings”), SMTC Manufacturing Corporation of Wisconsin (“SMTC-Wisconsin”) and Lehman Commercial Paper Inc., as Administrative Agent (as defined below).

RECITALS

WHEREAS, Holdings, HTM Holdings Inc., SMTC Manufacturing Corporation of Canada, the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (as defined below) (the “Lenders”), Lehman Brothers Inc., as adviser, lead arranger and book manager, The Bank of Nova Scotia, as syndication agent and Canadian administrative agent (“BNS”), Lehman Commercial Paper Inc., as general administrative agent (in such capacity, the “Administrative Agent”) and collateral monitoring agent and General Electric Capital Corporation as documentation agent are parties to that certain and Amended and Restated Credit and Guarantee Agreement (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”) dated as of July 27, 2000;

WHEREAS, Holdings and SMTC-Wisconsin have requested that the Lenders consent to the sale by SMTC-Wisconsin to Pensar Electronic Solutions, LLC (“Pensar”) of certain assets as set forth in the Sale/Purchase of Assets Agreement dated as of August 19, 2003 (the “Pensar Agreement”) by and among SMTC-Wisconson, Holdings and Pensar (the “Transaction”); and

NOW THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1. Definitions. Capitalized terms used and not otherwise defined in this Agreement shall have the meanings given to them in the Credit Agreement.

SECTION 2. Consent. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, and provided that Holdings and SMTC-Wisconsin comply with Section 4 hereof, the Lenders hereby (x) consent to the Transaction subject to definitive documentation in form and substance acceptable to the Administrative Agent in its sole discretion and (y) agree that the Administrative Agent may execute all documents necessary to consummate the Transaction, including, without limitation, the releases of any Liens on assets sold by SMTC-Wisconsin under the Transaction.

SECTION 3. Conditions Precedent to Effectiveness of Agreement. This Agreement shall not be effective unless and until the date when each of the following conditions shall have been satisfied in the sole discretion of the Administrative Agent:

(a) the Administrative Agent shall have received counterparts of (i) this Agreement duly executed by Holdings and SMTC-Wisconsin, and (ii) the Acknowledgement attached hereto, duly executed by each of the Guarantors;

(b) the Administrative Agent shall have received execution copies of the Pensar Agreement and all related agreements, in form and substance acceptable to the Administrative Agent in its sole discretion (collectively, the “Pensar Documents”);

(c) Holdings and SMTC-Wisconsin shall have delivered to the Administrative Agent such other documents as the Administrative Agent shall have reasonably requested in advance of the closing of the Transaction;

(d) there shall be no pending or, to the actual knowledge of the Loan Parties after due inquiry, threatened litigation, proceeding, inquiry or other action (i) seeking an injunction or other restraining order, damages or other relief with respect to the transactions contemplated by this Agreement and the other documents and agreements executed or delivered in connection herewith or (ii) which affects or could affect the business, prospects, operations, assets, liabilities or condition (financial or otherwise) of any Loan Party, except, in the case of clause (ii), where such litigation, proceeding, inquiry or other action would not reasonably be expected to cause a Material Adverse Effect; and

(e) no Default or Event of Default shall have occurred and be continuing on the date hereof.

SECTION 4. Reduction of Loans; Payment of Fees; Other Deliveries.

(a) (i) Contemporaneously with the consummation of the Transaction, SMTC-Wisconsin shall pay, or cause to be paid, to the Administrative Agent an amount not less than $3,058,306 in cash, being the purchase price as defined in the Pensar Agreement.

(ii) All such amounts received in cash by the Administrative Agent shall be applied to the Loans in the manner set forth in Section 7.5(c) of the Credit Agreement.

(b) Contemporaneously with the consummation of the Transaction, Holdings shall pay in cash all accrued fees of the Administrative Agent’s legal counsel, advisors and professionals in connection with the negotiation, preparation, execution and delivery of this Agreement and the Pensar Documents and all other documents and agreements relating hereto and thereto.

SECTION 5. Representations and Warranties. Holdings and SMTC-Wisconsin hereby represent and warrant to the Administrative Agent and to the Lenders as follows:

(a) The Recitals in this Agreement are true and correct in all respects.

(b) All representations and warranties of each of the Loan Parties in the Credit Agreement and the other Loan Documents to which it is a party are incorporated herein in full by this reference and are true and correct in all material respects as of the date hereof other than such representations and warranties that expressly relate solely to an earlier date, in which case, they are true and correct as of such earlier date.

(c) No Default or Event of Default has occurred or is continuing.

(d) Each of the Loan Parties has the power, and has been duly authorized by all requisite action, to execute and deliver this Agreement and Acknowledgement, as applicable, and the other documents and agreements executed and delivered in connection herewith to which it is a party. This Agreement has been duly executed by Holdings and SMTC-Wisconsin and the other documents and agreements executed and delivered in connection herewith to which Holdings, SMTC-Wisconsin or any Loan Party is a party have been duly executed and delivered by each of Holdings, SMTC-Wisconsin and the other Loan Parties.

(e) This Agreement is the legal, valid and binding obligation of Holdings and SMTC-Wisconsin and the other documents and agreements executed or delivered in connection herewith to which any of the other Loan Parties is a party are the legal, valid and binding obligations of Holdings, SMTC-Wisconsin and the other Loan Parties, in each case enforceable against each of Holdings, SMTC-Wisconsin and the other Loan Parties in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors’ rights generally.

(f) The execution, delivery and performance of this Agreement and the other documents and agreements executed and delivered in connection herewith does not and will not (i) violate any law, rule, regulation or court order to which any of the Loan Parties is subject; (ii) conflict with or result in a breach of the certificate of formation or bylaws of the Loan Parties or any agreement or instrument to which it is party or by which the properties of the Loan Parties are bound; or (iii) result in the creation or imposition of any Lien, security interest or encumbrance on any property of the Loan Parties, whether now owned or hereafter acquired, other than Liens in favor of the Administrative Agent.

(g) No consent or authorization of, filing with or other act by or in respect of any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of (i) this Agreement by the Loan Parties or (ii) the other documents or agreements executed or delivered in connection herewith to which any of the Loan Parties is party, or the consummation of the transactions contemplated hereby or thereby, or the continuing operations of any of the Loan Parties following the consummation of such transactions.

(h) The obligation of the Loan Parties to repay the Loans, together with all interest and fees accrued thereon, is absolute and unconditional, and there exists no right of set off or recoupment, counterclaim or defense of any nature whatsoever to payment of the Loans.

SECTION 6. Effect and Construction of Agreement.

(a) Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms, and this Agreement shall not be construed to:

(i) impair the validity, perfection or priority of any Lien or security interest securing the Loans;

(ii) waive or impair any rights, powers or remedies of the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document; or

(iii) require any Lender to make any Loans, issue any Letters of Credit, or provide other extensions of credit to the Borrowers except as set forth herein.

(b) This Agreement shall constitute a Loan Document.

(c) Any breach, violation or non-compliance by any Loan Party of any term, provision, representation or covenant contained in this Agreement shall be an Event of Default with no grace period.

(d) The Loan Parties acknowledge that they have consulted with counsel and with such other experts and advisors as they have deemed necessary in connection with the negotiation, execution and delivery of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Agreement or any part hereof to be drafted.

SECTION 7. Miscellaneous.

(a) In addition to, and not in limitation of, the terms and provisions of the Credit Agreement, each of Holdings and SMTC-Wisconsin covenant and agree so long as any Loan is outstanding and thereafter until satisfaction and payment in cash in full of the Loans that it shall comply and shall cause each of its Subsidiaries to comply with all covenants in this Agreement, the Credit Agreement and each of the other Loan Documents.

(b) The Loan Parties agree to execute (and to cause each of the other Loan Parties to execute) such other and further documents and instruments as the Administrative Agent may reasonably request to implement the provisions of this Agreement.

(c) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. No other person or entity shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third-party beneficiary of this Agreement.

(d) This Agreement, together with the Credit Agreement and the other Loan Documents, constitutes the entire agreement and understanding among the parties relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings relating to such subject matter. In entering into this Agreement, the Loan Parties acknowledge that they are not relying on any statement, representation, warranty, covenant or agreement of any kind made by the Administrative Agent, any Lender, or any employee, agent or professional of the Administrative Agent or any Lender, except for the express written agreements of the Administrative Agent and the Lenders set forth herein.

(e) The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

(f) This Agreement may be executed in counterparts and by any party to this Agreement on separate counterparts, all of which, when so executed, shall be deemed an original, but all of such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be, and effective as, an original signature hereto.

(g) Any notices with respect to this Agreement shall be given in the manner provided for in Section 15.2 of the Credit Agreement.

(h) All representations, warranties, covenants, agreements, undertakings, waivers and releases of the Loan Parties contained herein shall survive the occurrence of the payment in full of the Loans under the Credit Agreement.

(i) No amendment, modification, rescission, waiver or release of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the parties hereto.

SECTION 8. Release and Acknowledgements.

(a) In order to induce the Lenders to enter into this Agreement, each Loan Party hereby remises, releases and forever discharges, and by this Agreement does for its Subsidiaries (direct or indirect), and for itself and its predecessors, successors, affiliates and assigns (each, a “Releasor”), remise, release and forever discharge, each Agent, each Lender, and each predecessor, affiliate, subsidiary (direct or indirect), successor, assign, participant, officer, director, employee or agent of the Administrative Agent, BNS or any Lender (collectively, the “Released Parties”), of and from all manner of actions at law or equity, all causes of action for damages, costs, debts, sums of money, accounts, bills, rights of indemnity, breach of contract, provision of labor or materials, loss of use, loss of services, expenses, compensation, consequential or punitive damages, equitable subordination, avoidance of preferential or fraudulent transfers, or any other thing whatever, arising by virtue of actions taken, actions omitted to be taken or the occurrence of any other event on or prior to the date hereof, relating in any way to (i) this Agreement, the Credit Agreement, any other Loan Document or the obligations of the Loan Parties under the Credit Agreement and the other Loan Documents (the

“Obligations”), (ii) any claims (including, without limitation, for contribution or indemnification) which have or could have arisen out of any of the transactions contemplated by this Amendment or the Loan Documents or any other proceedings that have been brought or may be brought by any party hereto or to any Loan Document or any third party relating to the Loan Documents or the transactions contemplated thereby, (iii) any acts, transactions or events that are the subject matter of this Amendment or the Loan Documents or (iv) the prosecution of any claims or any settlement negotiations which such Releasor ever had, now or which it, its Subsidiaries (direct or indirect), or its successors or assigns hereafter can, shall or may have against the Released Parties by reason of (with respect to each of clauses (i)-(iv) above) any matter, cause or thing whatsoever on or prior to the Amendment Effective Date relating to this Amendment or the Loan Documents; provided, however, that nothing herein shall be construed or deemed to release any covenants or agreements contained herein or in any Loan Document so long as such Loan Document shall remain in full force and effect.

(b) Each Loan Party hereby acknowledges and agrees that except as set out in this Agreement, the Obligations are secured by valid and enforceable first priority liens and security interests granted by the Loan Parties to the Administrative Agent, for the ratable benefit of the Lenders, upon all of the Collateral, subject only to Liens permitted under the Credit Agreement. The Obligations and the liens and security interests of the Agents, for the ratable benefit of the Lenders, in the Collateral are not subject to avoidance, defense, objection, action, counterclaim, setoff or subordination, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally. The Obligations constitute legal, valid and binding obligations of each Loan Party, enforceable in accordance with the terms of the Loan Documents and pursuant to applicable law, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, and subject to the limitations imposed by general equitable principles (regardless whether such enforceability is considered in a proceeding at law or in equity). Furthermore, no Loan Party will use any of its cash or other assets to object to or contest in any manner, or raise any objections, counterclaims or defenses to, the validity, perfection, priority or enforceability of the claims or liens of the Agents and the Lenders relating to this Agreement, the Credit Agreement or any other Loan Document, or to investigate or assert any claims or causes of action arising on or prior to the date hereof against the Agents or the Lenders relating to this Agreement, the Credit Agreement or any other Loan Document.

(c) Except as expressly set forth in this Agreement, each of the Loan Parties acknowledges and agrees that the execution and delivery by the Agents of, or the consent by the Lenders to, this Agreement shall not be deemed (i) to create a course of dealing or otherwise obligate the Agents or the Lenders to forbear or execute similar agreements under the same or similar circumstances in the future, (ii) to modify, relinquish or impair any right of the Agents or the Lenders to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to this Agreement, (iii) to waive any right of the Lenders to receive interest at an increased rate as a result of any Events of Default that may occur under the Credit Agreement as amended by this Agreement, (iv) to obligate the Lenders in any way to forbear from individually or collectively enforcing remedies under the Credit Agreement as amended by this Agreement in any manner or (v) a commitment from any of the Lenders to forbear or “stand still”. Except as expressly set forth in this Agreement, no past or future forbearance on the part of any of the Lenders should be viewed as a limitation upon or waiver of the absolute right and privilege of the Lenders in exercising rights and remedies that currently exist or may exist after the date hereof.

SECTION 9. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with the laws of the state of New York.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SMTC CORPORATION

By:	/s/ Paul Walker
Name:	Paul Walker
Title:	Authorized Signatory

SMTC MANUFACTURING CORPORATION OF WISCONSIN

By:	/s/ Paul Walker
Name:	Paul Walker
Title:	Authorized Signatory

LEHMAN COMMERCIAL PAPER, INC., as General Administrative Agent

By:	/s/ Frank Turner
Name:	Frank Turner
Title:	Authorized Signatory

[SIGNATURE PAGE TO CONSENT]

ACKNOWLEDGMENT

Each of the undersigned parties to the Amended and Restated Guarantee and Collateral Agreement, dated as of July 27, 2000, as amended, supplemented or otherwise modified from time to time, made by the undersigned in favor of Lehman Commercial Paper Inc., as General Administrative Agent, for the benefit of the Lenders, hereby (a) consents to the transactions contemplated by the Agreement and (b) acknowledges and agrees that other than the guarantees and grants of security interests released in the Agreement, the guarantees and grants of security interests contained in such Amended and Restated Guarantee and Collateral Agreement and in the other Security Documents are, and shall remain, in full force and effect after giving effect to the Agreement and all prior modifications to the Amended and Restated Credit and Guarantee Agreement.

SMTC MANUFACTURING CORPORATION OF CALIFORNIA
SMTC MANUFACTURING CORPORATION OF COLORADO
SMTC MANUFACTURING CORPORATION OF MASSACHUSETTS
SMTC MANUFACTURING CORPORATION OF NORTH CAROLINA
SMTC MANUFACTURING CORPORATION OF TEXAS
SMTC MANUFACTURING CORPORATION OF WISCONSIN
SMTC MEX HOLDINGS, INC.
QUALTRON, INC.

By:	/s/ Paul Walker
Name:	Paul Walker
Title:	Authorized Signatory

[SIGNATURE PAGE TO ACKNOWLEDGMENT]